Exhibit 99(i)
                                                                    Page 1 of 1


                               CTG Resources, Inc.
                         Form S-8 Registration Statement
                              Employee Savings Plan
                                  Exhibit Index


                                                                  Document
              Item            Description                       Description
           ----------         -----------                       -----------

            99(i)         Exhibit Index                          EX-99.1


             5(i)         Opinion of Murtha, Cullina,            EX-5.1
                          Richter, and Pinney
                          re:  legality

            23(i)         Consent of Murtha, Cullina,
                          Richter and Pinney (included
                          in Exhibit 5(i)

            24            Power of Attorney                      EX-24




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